Exhibit 17(a)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE VOTE THIS PROXY CARD TODAY

Your prompt response will save your fund the expense of additional mailings

RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE

(Please detach at perforation before mailing)

PROXY CARD	PROXY CARD

PERIMETER SMALL CAP GROWTH FUND

A SERIES OF

THE ADVISORS’ INNER CIRCLE FUND II

SPECIAL MEETING OF SHAREHOLDERS – [DECEMBER 11, 2009]

The undersigned hereby appoints __________ and _________ (the “Proxies”), and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of the Perimeter Small Cap Growth Fund (the “Fund”) to be held at [____ a.m.] (Eastern time) on [December 11, 2009] at the offices of SEI Investments, One Freedom Valley Drive, Oaks, Pennsylvania 19456 and at any adjournment or adjournments thereof (the “Meeting”). The Proxies will cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED _________ ___, 2009

VOTE VIA THE INTERNET: [INTERNET ADDRESS] VIA THE TELEPHONE: [800-NUMBER]

CONTROL NUMBER:

Note: Please sign exactly as shareholder name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD

IN THE ENCLOSED ENVELOPE TODAY

(Please detach at perforation before mailing)

This proxy is solicited by the Board of Trustees of The Advisors’ Inner Circle Fund II, which unanimously recommends that you vote in favor of the proposal.

Please sign, date and return the proxy card promptly using the enclosed envelope. Every properly signed proxy card will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote “FOR” the proposal. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☐		FOR	AGAINST	ABSTAIN

1.	To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and between The Advisors’ Inner Circle Fund II, The RBB Fund, Inc. (“RBB”) and Perimeter Capital Management LLC, which provides for and contemplates: (1) the transfer of all of the assets and liabilities of the Fund to a corresponding investment portfolio of RBB (the “RBB Fund”) in exchange for shares of the designated classes of the RBB Fund; (2) the distribution of the shares of designated classes of the RBB Fund to the shareholders of the Fund; and (3) the subsequent liquidation and termination of the Fund.	☐	☐	☐